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                                                                    EXHIBIT 10.2
                            Agreement of Employment
                                    Between
                               David L. Cargile
                                      And
                           US Facilities Corporation
                                ---------------

         This Agreement is made at Costa Mesa, California, and shall be effective as of the 1st day of November, 1996, between US Facilities Corporation, a Delaware corporation (the "Company"), and David L. Cargile (the "Executive"). In consideration of the respective promises and mutual covenants and agreements of the parties which are set forth herein, and intending to be legally bound thereby, the parties hereby agree as set forth below.

Section 1.     Employment
         The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by and to serve the Company on the terms and conditions as set forth in this Agreement.

Section 2.     Period of Employment
         This Agreement will commence and be effective as of November 1, 1996, and shall expire and terminate as of October 31, 2000.

Section 3.     Position and Duties
         The Executive shall serve the Company as its President and Chief Executive Officer, with all the duties, responsibilities, authority, rights and privileges which normally attach to those offices, and with such powers that are consistent with such positions, including full responsibility for the day-to-day management of the Company's business operations; and shall have such additional duties, powers, responsibilities and authority as may be delegated or assigned to Executive from time to time by the Company's Board of Directors.

Section 4.     Devotion of Time and Best Efforts
         Executive agrees that during the period of his employment he will devote the substantial portion of his working and productive time, attention, energies, abilities, skill and efforts to the business affairs of the Company; and he will diligently exert his best efforts to the promotion, development and best interest of the Company and its affiliates (including all subsidiaries), and

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will faithfully and diligently perform all of the duties incident to his positions. It is recognized by the Company that Executive, during his employment period, may have certain personal business activities and enterprises, and the Company accepts that a relatively minor portion of any given business day may be spent by Executive attending to such personal business affairs. The Company acknowledges that such activities will not interfere with the performance of Executive's duties under this Agreement; and Executive agrees that he will spend such time in the daily performance of his duties under this Agreement as an executive in the same industry with similar positions and responsibilities would spend on behalf of his employer; provided, however, during the term of his employment Executive, as hereinafter set forth, will not, directly or indirectly, promote, participate or engage in any activities, whether as a partner, employee, creditor, shareholder or otherwise, in any business which shall in any way be competitive or constitute a conflict of interest with the Company's business.

Section 5.     Place of Performance
         Executive's duties and responsibilities shall be performed primarily at the Company's corporate headquarters in Costa Mesa, California, except for such travel as may be required to be undertaken on behalf of the Company's business. The Company may not relocate the Executive for purposes of his employment under this Agreement without the express agreement by the Executive to such relocation.

Section 6.     Compensation Payable to Executive
         6.01 Salary Payments: In consideration of Executive's services, the Company shall pay to the Executive a salary at the rate of not less than Four Hundred Twenty Thousand Dollars ($420,000) per annum, in equal installments as nearly as practicable, on the fifteenth (15th) and the last day of each month in arrears, or otherwise in conformity with the Company's prevailing payroll practices and policies which are in effect from time to time. At least once each year, at some date prior to each anniversary date of this Agreement, the Board of Directors shall review the annual salary being paid to Executive which is then in effect under this Agreement, and determine whether any increase thereto may be appropriate. The amount of annual salary being paid to the Executive by the Company may be adjusted upward as hereinabove provided, and such adjustment shall not require a written amendment to this Agreement, nor shall such upward salary adjustment affect any other provisions of this Agreement, which shall remain in effect

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unless changed by a written amendment hereto; provided, further, that any reference in this Agreement to amounts payable to Executive pursuant to this
Section 6.01 shall refer to the annual salary payable to Executive as then in effect, whether or not adjusted pursuant to a written amendment to this Agreement. It is specifically agreed to that Executive's salary shall not be decreased at any time during the term of this Agreement. Compensation of the Executive by salary payments shall not be deemed to be exclusive, and shall not prevent Executive from participating in other bonus, compensation, incentive or benefit plans of the Company. The salary payments hereunder shall not in any way limit or reduce any other obligation of the Company under this Agreement.

         6.02 Discretionary Bonus Payments: In addition to the amount of salary payment set forth in Section 6.01 above and Executive's participation in Company benefit plans as provided for in Section 7.01 below, the Executive may be paid a bonus in such amount as the Board of Directors deems to be appropriate. Any bonus due to the Executive under this Section 6.02 will be payable to the Executive by the Company within thirty (30) days following the declaration thereof by the Company's Board of Directors, unless the Company and the Executive mutually agree otherwise.

Section 7.     Additional Benefits
         7.01 General: During the period of his employment, Executive shall be entitled to receive all other benefits of employment generally available to the Company's senior executive officers, and shall have the same rights and privileges to participate in any employee benefits as any other employee of the Company. Specifically, nothing contained in this Agreement is intended to or shall be deemed to be granted to Executive in lieu of whatever rights and privileges which Executive may be entitled to receive as a regular employee and as the senior executive officer of the Company. Such general employment benefits include but are not limited to the Company's group medical, hospital, life and disability insurance plans, the Company's pension, retirement, stock option and salary incentive plans, the Company's long-term and short-term bonus and incentive plans, as well as other forms of compensation arrangements which may now be in effect or which may hereafter be adopted by the Company during the period of Executive's employment. In addition, Executive shall be entitled to an annual paid vacation and to such amount of paid sick leave in accordance with the Company's policies on these matters

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for senior  executives,  so that Executive's  normal salary then in effect shall continue to be paid to him during such vacation and sick leave periods.

         7.02 Company Automobile: During the period of Executive's employment, the Company shall furnish an automobile to Executive of a type and model to be selected by Executive for his use in connection with the Company's business, the full price or the monthly rental or other expense of which shall be paid for by the Company. The Company shall provide insurance coverage with respect to said automobile, as well as costs for its operation and maintenance. Executive agrees that he will be responsible for any federal or state income taxes that may be incurred by Executive to the extent applicable which result from Executive's use of such automobile, as reflected on Executive's W-2 Form from the Company.

         7.03 Expense Reimbursement: The Company agrees that during the period of employment described in this Agreement, Executive is authorized to incur ordinary and necessary expenses in connection with the promotion, operation and furtherance of the business affairs of the Company, including expenses incurred for purposes of entertainment, professional memberships, dues and subscriptions, travel, as well as educational/professional meetings as shall, in Executive's judgment, be required for the effective and efficient performance of the Executive's duties. In accordance with normal Company policy, Executive shall also be permitted to use credit cards issued in the Company's name for such business expenses and to take an advance monetary allowance prior to any such expenditure. However, any business expenditures and expenses which are paid in the first instance by the Executive shall be reimbursed to the Executive by the Company upon presentation by the Executive to the Company, not less often than monthly, of an itemized account of such expenditures, together with receipts and vouchers. At Executive's option, all travel by Executive for Company purposes shall be of such class and all hotels shall be of such quality in compliance with the Company's policy on this matter for its senior executives.

         7.04 Club Membership: During the period of Executive's employment, the Company shall provide for Executive's membership in various clubs, the selection of which shall be subject to approval by the Board of Directors, through the payment of the monthly and annual dues as well as the initial membership fee required for such membership. In addition, the

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Executive shall have the right to incur monthly charges, and the Company will pay such monthly charges for entertainment at the said clubs when such entertainment is for and on behalf of the Company.

         7.05     Indemnification:
                  (a) Maximum Permitted Plus Insurance: The Company shall, to the maximum extent permitted by law, indemnify and hold Executive harmless against expenses, including reasonable attorneys' fees, judgments, fines, settlements and other amounts actually incurred in connection with any proceeding arising by reason of Executive's employment by the Company. The Company shall advance to Executive any expenses incurred in defending such proceeding, to the maximum extent permitted by law. In addition, the Company shall make every reasonable effort to secure and maintain directors and officers liability insurance on behalf of the Executive against any liability asserted against or incurred by Executive arising out of his employment by the Company. Such insurance shall not discharge the Company from its obligation to provide the Executive with the maximum indemnification permitted by law.

                  (b) No Decrease and Continuing Effect: The Company agrees that the rights, benefits and the protections now afforded to officers and directors of the Company, whether through the Company's Certificate of Incorporation or its Bylaws, or by resolutions of its Board of Directors, operation of law or by any other source (i) shall not be diminished (but may be expanded) during the Executive's term of employment under this Agreement; and (ii) shall be continued to be kept in full force and effect after the Executive's employment has terminated for such additional period of time as may be necessary until any cause of action for which indemnification would otherwise be available is barred by the applicable statute of limitations.

         7.06 Estate Planning Reimbursement: Recognizing the importance to the Company of Executive's peace of mind, so that Executive's major efforts will be more directly focused toward those business affairs of the Company which require his attention, the Company agrees that during the term of employment described in this Agreement it will reimburse to the Executive any and all costs or expenses, of whatever nature, incurred by Executive, including professional fees of attorneys, accountants and banking or similar institutions, which arise from or in connection with Executive's estate planning and the estate planning of his immediate family

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members. For purposes of such reimbursement, estate planning shall include, but not be limited to, the establishment of inter vivos or testamentary trusts, the preparation of a Last Will and Testament, or similar testamentary arrangements, and any and all other documents required in connection with the above. The amount to be reimbursed to Executive under this Section 7.06 for estate planning expenses shall be subject to approval by the Board of Directors of the Company only if such amount exceeds $22,500.00 over a four (4) year period.

         7.07     Relocation and Loan Arrangements.
                  (a) Pursuant to the July 21, 1995 amendment to the prior (August 4, 1994) Employment Agreement between the Company and Executive, which amendment relates to Executive's agreement to relocate at the request of the Company his family from Atlanta, Georgia, to the Southern California (Orange County) area, the Company provided a loan (the "Loan") to Executive as partial financing for the purchase by Executive of a new residence in Orange County, which Loan is secured by a trust deed on Executive's Orange County residence. (See Exhibit A attached hereto.)

                  (b) The Loan is a non-transferable loan with a fixed monthly payment thereon for the first five years which equals the monthly principal and interest payments of the mortgage loan on Executive's former Atlanta residence. All Loan payments are being applied to interest during the first five years. Following the expiration of such five-year period, or at such time as the unpaid principal balance shall be reduced below the former balance of Executive's former Atlanta mortgage loan, the Loan shall be converted to a fully amortizing 15-year loan at a fixed interest rate equal to the lower of either (i) the fixed rate on Executive's former Atlanta mortgage loan, or (ii) the lowest rate paid by the Company for funds which the Company is then borrowing. The Loan shall become due upon the earlier sale of the Orange County residence by Executive or one year after the termination of Executive's employment with the Company for any reason. Executive hereby certifies to the Company that Executive reasonably expects to be entitled to and will itemize deductions for federal income tax purposes for each year that the Loan is outstanding.

                  (c) At the end of each calendar month or portion thereof during which Executive is employed by the Company (to a maximum of sixty (60) months) following the closing date

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of the acquisition of his Orange County residence, Executive shall receive a credit of $6,920 on the unpaid principal balance of the Loan. In addition, should Executive die or become disabled (as defined in Section 8.02 of this Agreement) while employed by the Company or should Executive be terminated by the Company, he or his heirs shall be entitled at such time to the maximum sixty
(60) month credit on the unpaid principal balance of the Loan, notwithstanding that his actual employment period was less.

                  (d) While the Loan is outstanding and Executive is employed by the Company, the Company agrees to provide monthly to Executive as additional compensation an amount equal to the additional state income taxes, net of any federal tax benefit, that are incurred by Executive as a result of the taxation of his income during the year (or a pro rata portion of such income if Executive is not employed by the Company for the whole year) as a California resident as contrasted with the taxation of such income as a Georgia resident. Furthermore, the Company agrees to provide to Executive as additional compensation an amount equal to the additional federal and state income taxes incurred by Executive due to the applicable credits as described above against the unpaid Loan balance. Such additional amount as set forth in this Section 7.07(d) shall be "grossed-up" to reflect the additional federal and state tax impact of such additional compensation and of any imputed income resulting from the interest rate on the Loan and the Company's payment of Executive's moving expenses.

Section 8.        Death or Disability
         8.01 Payment: In the event of the death or disability (as hereinafter defined) of Executive during the period of Executive's employment, the Company will pay to the Executive, or to the Executive's estate, or to any other person whom the Executive shall have designated by written notice to the Company for that purpose, a sum equal to the amount of compensation or other payments remaining due to Executive under Section 6 for the remainder of the full term of this Agreement as set forth in Section 2 hereof, and any amount due to Executive under Section 7 of this Agreement; provided, however, that there shall be a minimum payment under this Section 8.01 equal to one (1) year's salary in the event that death or disability of Executive occurs when Executive has less than a one (1) year period remaining until the expiration of the term of this Agreement, as set forth in Section 2 hereof. Any amounts payable hereunder shall be made in accordance with the Company's normal payroll policies and procedures.

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         8.02  Definition  of  "Disability":   The  term  "disability"  in  this
Agreement for purposes of this section shall mean the inability of the Executive to perform the normal functions, duties and responsibilities as required for his position under this Agreement due to his incapacity, whether such incapacity arises from physical or mental illness or injury. In order to determine any issue relating to the question of disability, the Company shall have the right to require that Executive submit to a medical examination by a licensed physician who shall be mutually agreed upon and selected by the Executive and the Company. The Company shall also have the right to carry disability insurance on the Executive to provide for its obligations under this Section 8.

Section 9.        Termination
         9.01     Termination for Cause:
                  (a) Definition of Cause: At any time during the period covered by this Agreement the Company may terminate the Executive from his employment under this Agreement for cause. The term "cause" in this Agreement for purposes of termination shall include, but not be limited to: (i) the commission by Executive of any act of fraud or material dishonesty with respect to the financial or monetary aspects of the business, as determined by an independent national accounting firm selected by mutual agreement of the Company and Executive; or (ii) a final conviction of a felony involving moral turpitude in either a state or federal court proceeding; or (iii) the intentional and willful breach of the terms of this Agreement, including the failure of Executive to diligently and faithfully perform his duties under this Agreement or as instructed by the Board of Directors of the Company, after reasonable notice to and discussion with Executive; or (iv) intentionally acting in a manner or intentionally engaging in activities which place Executive in a direct or indirect conflicting position with the interests of the Company and which could have a material adverse effect on the Company, after reasonable notice to and discussion with Executive.

                  (b) Payment When Terminated For Cause: In the event of termination of Executive for cause, the Company will pay to the Executive the accrued but unpaid salary compensation due to Executive under Section 6.01, the unpaid reimbursement expenses due to Executive under Section 7.03 and the accrued vacation days due to Executive under Section 7.01 of this Agreement to the date of such termination. Such payment shall be made to Executive either in single lump sum or as is mutually agreed upon between Executive and the Company.

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         9.02     Involuntary Termination (Without Cause):
                  (a) Payment: During the period of Executive's employment, the Company shall have the right to terminate the Executive involuntarily and without any cause or any reason by paying to the Executive one hundred fifty percent (150%) of all amounts which would be due and payable to the Executive pursuant to the compensation provisions set forth in Section 6.01 of this Agreement for the remainder of the term as set forth in Section 2 of this Agreement. In addition to the salary provisions of Section 6.01, such payment shall include any amounts due to Executive under the provisions of Section 7 hereof, such as amounts due for expense reimbursement or for accrued vacation time. Any and all monetary amounts payable to the Executive under this Section 9 shall be paid in the manner selected by the Executive, at his sole discretion.

                  (b) Transfer of Automobile: In the event of termination under this Section 9.02, the automobile then being used by Executive shall be transferred to him (the title to which automobile shall be free and clear of all liens) at no cost to Executive.

         9.03     Piggyback Registration Rights:
                  (a) General: In the event that the Company exercises its right of involuntary termination of Executive as set forth in Section 9.02 hereof, the Executive shall have the following registration rights. Subject to Subsection
(b) below, if at any time and from time to time until Executive no longer owns shares of the Company's Common Stock, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of its securities solely for cash on a form that would also permit the registration of the shares of the Company's Common Stock owned by Executive, the Company shall, on the first occasion after it exercises its right of involuntary termination of Executive, promptly give Executive written notice of its determination to register its securities. Upon the written request of Executive given within thirty (30) days after receipt by Executive of such notice from the Company, the Company shall use its best efforts to cause to be registered under the Securities Act as a part of the Company's registration statement all of the Common Stock of Executive that Executive has requested be registered by the Company. In addition, the Company further agrees to do the following:

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       (i)  Furnish to the Executive such copies of each preliminary and final prospectus and other documents as may be necessary or reasonably requested by Executive to facilitate the public offering of Executive's Common Stock;

      (ii) Use its best efforts to register or qualify Executive's Common Stock covered by said registration statement under applicable securities or "Blue Sky" laws of such jurisdictions as Executive may reasonably request;

     (iii) Furnish to the Executive an appropriate opinion of counsel for the Company and a "comfort" letter signed by the Company's independent accountant who examined and reported on the Company's financial statements included in the registration statement;

      (iv) Permit Executive or his counsel to inspect and copy such corporate records and documents as may be requested by them;

       (v) Furnish to Executive or his counsel any and all correspondence relating to the public offering, whether dealing with the Securities and Exchange Commission, state securities commissions or the National Association of Securities Dealers;

      (vi) Pay all costs and expenses of the said registration statement described in this Section 9.03, whether printing, legal, accounting, state and federal regulatory filing fees, as well as Executive's attorneys' fees, but not any portion of the underwriter's commissions or discount attributable to Executive's Common Stock being sold under said registration statement; and

     (vii) Promptly notify the Executive in the event that any prospectus included in the said registration statement described in this Section
9.03 includes a misstatement of a material fact or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein not misleading in the light of the circumstances then existing.

            (b) Restrictions on Registration: In connection with any registration rights offered to Executive under this Section 9.03, the Company shall not be required to include any of Executive's Common Stock in such registration statement unless Executive accepts the terms

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of the underwriting as agreed to by the Company and the underwriters who are selected by the Company to distribute the Company's securities. Further, if the total amount of securities to be included in such offering exceeds the amount of securities that the underwriter reasonably believes to be compatible with the success of the Company's underwriting, the Company shall only be required to include in the registration statement so many of the shares of the Executive's Common Stock as the underwriters' reasonably believe will not jeopardize the success of the Company's offering; provided, however, that the shares owned by selling shareholders which are included in the registration statement shall be a number apportioned pro rata among all selling shareholders who have similar registration rights, with respect to the number of shares requested by each to be included in such registration statement.

            (c) Indemnification of Executive: In connection with the registration rights granted to Executive under this Section 9.03, and to the extent permitted by law, the Company will indemnify and hold Executive harmless against any losses, claims, damages or liabilities, including attorneys' fees, judgments, fines, settlements and other amounts actually incurred, to or for which Executive may become subject under the Securities Act arising out of any untrue or alleged untrue statements of material facts contained in the registration statement or which arise from or are based upon the omission or alleged omission to state therein any material fact required to be stated therein, or necessary to make the statements therein not misleading, to the extent that such untrue statements or alleged untrue statements or omission or alleged omission made in such registration statement were made in reliance upon and in conformity with written information furnished by the Company especially for use in connection with such registration statement.

            (d) Indemnification of the Company: In connection with the registration rights granted to Executive under this Section 9.03, and to the extent permitted by law, the Executive will indemnify and hold the Company harmless against any losses, claims, damages or liabilities to which the Company may become subject under the Securities Act arising out of any untrue or alleged untrue statements of material facts contained in the registration statement or which arise from or are based upon the omission or alleged omission to state therein any material fact required to be stated therein, or necessary to make the statements therein not misleading, to the

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extent that such untrue statements or alleged untrue statements or omission or alleged omission made in such registration statement were made in reliance upon and in conformity with written information furnished by the Executive to the Company especially for use in connection with such registration statement.

Section 10.  Covenant of Non-Competition
         Executive agrees that for the period commencing from the date of his employment under this Agreement and continuing for the full period of such employment, he shall not directly or indirectly be involved in, or shall have an interest in, any person, firm, corporation or business, whether as an employee, officer, director, agent, shareholder or otherwise (except as a minority shareholder of a publicly held corporation) that is engaged in any business in which the Company is engaged or which places Executive in a position which may constitute a conflict between the interests of the Executive and the interests of the Company during the period of his employment under this Agreement; provided, however, the prohibitions and restrictions set forth in this section shall not apply to or in any way limit a relationship, involvement or interest in any firm, corporation or business which in the ordinary course of its business activities does not have more than ten percent (10%) of its annual gross income derived from the business activities in which the Company is engaged during the period of Executive's employment under this Agreement.

Section 11.  Settlement of Disputes
         (a) Any controversy or dispute between the parties to this Agreement involving the construction, interpretation, application or performance of the terms, covenants or conditions of this Agreement or in any way arising under this Agreement shall, on demand of one of the parties by written notice hereto served on the other in the manner prescribed in Section 16 hereof, be determined pursuant to the general reference provisions of California Code of Civil Procedure ("CCP") ss.638(1), et seq., by a retired or former judge of the Superior Court for the County of Orange, State of California. The parties intend this general reference provision to be specifically enforceable in accordance with said ss.638(1).
         (b) The reference may be commenced by any party hereto by the filing in the Superior Court of the State of California for the County of Orange of a petition or a motion for a general

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reference. The petition and any opposition or response thereto shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and identify the issues to be submitted to the referee for decision.

         (c) The petition or motion shall designate as a sole referee a retired judge from the Orange County, California, Judicial Arbitration & Mediation Services ("JAMS") panel acceptable to that party. If the parties to the reference proceeding are unable to agree upon a referee, the Presiding Judge or any judge of the Orange County Superior Court to whom the matter is assigned shall appoint a retired or former Orange County Superior Court Judge from the JAMS panel as the referee.

         (d) The parties acknowledge that the terms of this Section 11 are specifically enforceable and that the decision by the referee is tantamount to a judgment by a trial court (CCP ss.644) and is subject to review in accordance with CCP ss.645, and that any judgment rendered in the trial court is appealable in the same manner as any other trial court judgment.

Section 12.  Setoff
         The Company agrees that its obligation to the Executive, whether to pay the Executive the compensation as provided in Section 6 of this Agreement, to provide Executive with the benefits set forth in Section 7 of this Agreement, or otherwise, shall not be subject at any time to any setoff, reduction, mitigation or diminishment as a result of any alleged claims which the Company believes it has against Executive, or for any other reason whatsoever.

Section 13.  Covenant of Good Faith
         The parties to this Agreement covenant that they enter into this Agreement and undertake the obligations of this Agreement in good faith. No party will do anything to interfere with the rights of any other party to obtain the advantages extended to that party by this Agreement. The parties agree that a breach of this covenant shall create a liability against the party in breach for consequential damages as though the breach were a tort, in addition to liability for other contractual damages.

Section 14.  Nonassignability
         This Agreement is a personal service contract and the rights and duties of the parties hereunder shall not be assignable, except in accordance with the provisions of Section 15 of this

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     Agreement.  Any attempted assignment or transfer not permitted by the terms of Section 15 shall be void and of no force and effect.

Section 15.    Successors and Assigns
         15.01 Of the Company: If the Company shall at any time be merged or consolidated into or with any other corporation, or if substantially all of the assets of the Company are transferred to another corporation or party, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity or successors resulting from such merger or consolidation or to which such assets shall be transferred; and this provision shall apply in such events.

         15.02 Of Executive: To the extent applicable, this Agreement shall be binding on the devises, heirs, next of kin, executors and administrators of the Executive.

Section 16.    Notice
         16.01 Method of Notice: All notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to the other parties if served personally on such other parties or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be served personally, service shall be deemed made at the time of such personal service. If such notice, demand or other communication be given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail, addressed to the party to whom such notice, demand or other communication is to be given as hereinafter provided.

     16.02 Addresses: Notice shall be given to the Company at the following address:
                            US Facilities Corporation
                            650 Town Center Drive, Suite 1600
                            Costa Mesa, California 92626
                            Attention:  Jose A. Velasco, Senior
                  Vice President, Secretary and General Counsel


         Notice shall be given to the Executive at the following address:

                            David L. Cargile
                            26231 Mount Diablo Road
                            Laguna Hills, California  92653

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Any party  hereto may change his address  for  purposes  of  receiving  notices, demands or other communications as herein provided by a written notice given in the manner aforesaid to the other party hereto.

Section 17.       Applicable Governing Law
         The parties hereto specifically concur that this Agreement, having been executed and delivered in the State of California between US Facilities Corporation, whose principal offices are in the State of California, and Executive David L. Cargile, a resident of the State of California, shall be construed in accordance with the laws of the State of California; and the validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, including its laws and decisions relating to conflict of laws.

Section 18.       Severability/Captions
         Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid, for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof. The captions or headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

Section 19.       Amendments/Waivers
         No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing after approval by the Company's Board of Directors and signed by Executive and an officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

Section 20.       Entire Agreement/Severance Agreement
         20.01 Employment Agreement: Except as set forth in Section 20.02 below, this Agreement expresses the entire agreement of the parties hereto, and supersedes all prior promises, representations, understandings, arrangements and agreements between these parties with respect to the subject matter herein, specifically including any prior Employment Agreement between the Executive and the Company, and any amendments and corrections to such prior Employment Agreement. The parties hereto further acknowledge and agree that neither of them has made any representation to induce the execution and delivery of this Agreement, except those as specifically set forth herein.

         20.02 Severance Agreement: Notwithstanding anything set forth in Subsection 20.01 above or in any Severance Agreement with Executive which would appear to be to the contrary, if Executive and the Company have entered into a Severance Agreement which is in effect at the time of Executive's termination, then in that event the Company and Executive hereby agree that Executive shall be entitled to receive upon Executive's termination either (i) the salary and bonus termination payments as provided for in this Employment Agreement, or (ii) the salary and bonus termination payments as provided for in any Severance Agreement between Executive and the Company, whichever salary and bonus termination payment is the greater; but under no conditions shall Executive be entitled to receive upon termination the salary and bonus termination payments under a Severance Agreement and the salary and bonus termination payments under this Employment Agreement.

Section 21.     Signatures
         In Witness Whereof, the Company has authorized that this Agreement be executed, and when the Company's duly authorized officers and the Executive have signed this Agreement in the places indicated below, this Agreement shall be effective as of November 1, 1996.

         Company:                         US Facilities Corporation


                                          By /s/ JOSE A. VELASCO
                                          -------------------------------------
                                          Jose A. Velasco
                                          Senior Vice President,
                                          Secretary and General Counsel
         Executive:
                                          /s/ DAVID L. CARGILE
                                          -------------------------------------
                                          David L. Cargile
Witness:

/s/ MARK BURKE
---------------------------------
Mark Burke
Senior Vice President, Treasurer
and Chief Financial Officer

                                 Amendment No. 1
                   To The Promissory Note Dated July 24, 1995
                            In the Amount of $649,000
                 Executed By David L. Cargile and Ann M. Cargile
                      In Favor of US Facilities Corporation
                               ------------------
      In connection with the July 21, 1995 amendment to the August 4, 1994
Agreement of Employment between US Facilities Corporation, a Delaware Corporation (the "Company" or "Lender"), and David L. Cargile (the "Executive"), the Company loaned $649,000 to David L. Cargile and Ann M. Cargile, husband and wife ("Borrower"). This loan was evidenced by a Promissory Note dated July 24, 1995 and secured by a Deed of Trust of even date therewith given by Borrower.

      Effective as of November 1, 1996, the Company and Executive entered into a new Agreement of Employment, the terms of which new Agreement of Employment require that the July 24, 1995 Promissory Note be amended in the manner as hereinafter set forth.

     Now, Therefore, section 1. PAYMENTS, B. Months 61 through 240 is hereby amended in its entirety to read in full as follows:

      "1.  PAYMENTS
                                                *     *     *     *
                "B. Months 61 through 240. Commencing on the earlier of the Early Change Date or the 61st Payment Date (collectively hereinafter referred to as the 'Payment Change Date'), and continuing on each Payment Date following and including the Payment Change Date through the Maturity Date, the monthly payment amount due hereunder shall be adjusted to be the amount that will amortize fully the entire principal balance of the Note then outstanding along with all accrued but unpaid interest then outstanding in approximately equal monthly installments of principal and interest over the period commencing on the Payment Change Date and ending on the date which is one hundred eighty
                (180) months after the Payment Change Date with interest commencing at the Payment Change Date on the unpaid principal and interest balance at the

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

                lower of either (i) Nine and Three-Quarters Percent (9.75%) per annum or (ii) that interest rate which is the lowest rate paid by the Lender for funds which the Lender is borrowing from its principal lending source at the Payment Change Date. The interest rate that is applicable at the Payment Change Date shall continue to be the interest rate until the date on which this Note is paid in full. On or before thirty (30) days prior to the Payment Change Date, Lender shall notify Borrower of the amount thereafter due per month, provided that Lender's failure to so notify Borrower shall not relieve Borrower of its obligations to continue to make payments hereunder. Borrower shall pay such amount on the Payment Change Date and on each Payment Date thereafter until the date this Note is paid in full."

      Except as modified by this Amendment No. 1, the terms and provisions of the July 24, 1995 Promissory Note Secured by Deed of Trust shall remain in full force and effect as provided therein.

      This Amendment was executed by Borrower on this 1st day of November, 1996, as set forth below.

                                                         BORROWER:

                                                         /s/ DAVID L. CARGILE
                                                         ----------------------
                                                         David L. Cargile

                                                         /s/ ANN M. CARGILE
                                                         ----------------------
                                                         Ann M. Cargile

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